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                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                         FRONTIERVISION HOLDINGS, L.P.


       This Certificate of Limited Partnership of FrontierVision Holdings, L.P. (the "Partnership"), dated as of August 28, 1997, is being duly executed and filed by FrontierVision Partners, L.P., a Delaware limited partnership (the "General Partner"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)17-101, et seq.)
                                                      -- ---
       1. NAME. The name of the limited partnership formed hereby is FrontierVision Holdings, L.P.

       2. REGISTERED OFFICE. The address of the registered office of the Partnership in the State of Delaware is c/o Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

       3. REGISTERED AGENT. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

       4. GENERAL PARTNER. The name and address of the sole general partner of the Partnership is: FrontierVision Partners, L.P., 1777 Harrison
Street, Suite P-200, Denver, Colorado 80210.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

                                             General Partner:

                                             FRONTIERVISION PARTNERS, L.P.

                                             By FVP GP, L.P., its sole
                                             general partner

                                             By FrontierVision Inc., its sole
                                             general partner

                                             By: /s/ James C. Vaughn
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                                                James C. Vaughn, President